EXHIBIT 1

JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common Stock of Mariner Health Care, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of November 25, 2003.

HIGHLAND CAPITAL MANAGEMENT, L.P.

By: Strand Advisors, Inc., its general partner

     By: /s/ James Dondero
     Name:       James Dondero
     Title:        President

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By: Highland Capital Management, L.P., its general partner
By: Strand Advisors, Inc., its general partner

     By: /s/ James Dondero
     Name:       James Dondero
     Title:        President

HIGHLAND EQUITY FOCUS FUND, L.P.

By: Highland Capital Management, L.P., its general partner
By: Strand Advisors, Inc., its general partner

     By: /s/ James Dondero
     Name:       James Dondero
     Title:        President

KZH PAMCO L.P.

By: Highland Capital Management, L.P., its general partner
By: Strand Advisors, Inc., its general partner

     By: /s/ James Dondero
     Name:       James Dondero
     Title:        President

PROSPECT STREET HIGH INCOME PORTFOLIO INC.

     By: /s/ James Dondero
     Name:       James Dondero
     Title:        President

/s/ Patrick H. Daugherty
PATRICK H. DAUGHERTY